DOLLAR TREE STORES, INC.
500 Volvo Parkway
Chesapeake, Virginia 23320

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on
Wednesday, June 14, 2006

To Our Shareholders:

We will hold the annual meeting of shareholders of Dollar Tree Stores, Inc. at 300 Dollar Tree Lane, Joliet, Illinois on Wednesday, June 14, 2006 at 10:00 a.m. local time. Shareholders will consider and vote on the following proposals:

•                  elect four directors; and

•                  act upon any other business that may properly come before the meeting.

Shareholders of record at the close of business on April 21, 2006 will receive notice of and be allowed to vote at the meeting.

Your vote is important to us. We encourage you to read the attached proxy statement then sign, date and return your proxy card in the enclosed envelope at your earliest convenience. Sending in your proxy card will not prevent you from voting your shares at the meeting if you desire to do so.

BY ORDER OF THE BOARD OF DIRECTORS

James A. Gorry, III
Corporate Secretary

Chesapeake, Virginia
May 8, 2006

TABLE OF CONTENTS

Information about the Annual Meeting And Voting

Proposal—Election Of Directors

Information Concerning Nominees, Directors and Executive Officers

How Nominees to Our Board Are Selected

Shareholder Nominations for Election Of Directors

Information about the Board Of Directors

Director Compensation
Meetings of the Board Of Directors
Committees of the Board Of Directors
Audit Committee
Report of the Audit Committee
Compensation Committee
Compensation Committee Interlocks and Insider Participation
Report of the Compensation Committee
Nominating Committee

Corporate Governance and Director Independence

Code of Ethics
Charters of Our Board Committees

Communicating with Our Board Members

Shareholder Proposals

Compensation of Executive Officers

Compensation Tables

Certain Relationships and Related Transactions

Equity Compensation Plan Information

Section 16(A) Beneficial Ownership Reporting Compliance

Ownership of Common Stock

Comparison of Shareholder Returns

Other Matters

Our Principal Accountants
Copies of Form 10-K Available

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Dollar Tree’s Board of Directors is soliciting your proxy to vote your shares at the annual meeting of shareholders. This proxy statement summarizes the information you need to know to vote at the meeting.

We began mailing these proxy materials on or about May 10, 2006 to all shareholders entitled to vote. The Dollar Tree 2005 Annual Report, which includes our financial statements, is being sent with this proxy statement.

Date, Time and Place of the Meeting

As shown in the Notice of Annual Meeting, the 2006 annual meeting of shareholders of Dollar Tree Stores, Inc. will be held on Wednesday, June 14, 2006, at 300 Dollar Tree Lane, Joliet, Illinois at 10:00 a.m. local time.

The principal executive offices of Dollar Tree are located at 500 Volvo Parkway, Chesapeake, Virginia, 23320; telephone:  (757) 321-5000.

Shares Entitled to Vote

Shareholders of record have one vote for each share held at the close of business on April 21, 2006. At that time, there were 105,570,072 shares of common stock outstanding. Votes will be tabulated by our transfer agent, National City Bank.

Voting Your Proxy

Whether or not you plan to attend the annual meeting, we urge you to vote. If you vote by proxy, that is, by signing, dating and returning the enclosed proxy card, or by casting your vote via a toll-free number or the Internet, the individuals named on the card (your “proxies”) will vote your shares in the manner you indicate. If you do not indicate instructions to your proxies, then your shares will be voted as follows:

•                  FOR re-electing four members of the Board (three as Class II directors, one as a Class I director).

If any other matter is presented, then your proxies will vote in accordance with their best judgment. At this time, the Board of Directors is unaware of any other business to be brought before the meeting. If you send more than one proxy card, then your shares will be voted in accordance with the proxy card bearing the latest date.

You may revoke your proxy by sending in a signed proxy card with a later date, providing subsequent telephone or Internet voting instructions, providing a written notice of revocation to the Corporate Secretary of Dollar Tree Stores, Inc. prior to the annual meeting or attending the annual meeting to cast your vote in person.

Quorum Requirement and Broker Non-Votes

A quorum of shareholders is necessary to hold a valid meeting. If holders of a majority of the outstanding shares of common stock are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted for establishing a quorum.

On certain routine matters, brokers may, at their discretion, vote shares they hold in “street name” on behalf of beneficial owners who have not returned voting instructions to the brokers. Routine matters include the election of directors.

Broker non-votes will not be counted as votes “for” or “against” any proposal and will not affect the outcome with respect to any matter to be voted on.

Householding

In some cases, only one proxy statement is being delivered to multiple shareholders sharing an address unless the company has received contrary instructions from one or more of the shareholders. Upon written or oral request, we will deliver a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. A shareholder can notify the company’s Corporate Secretary at the above address that it wishes to receive a separate copy of the proxy statement in the future, or alternatively, that it wishes to receive a single copy of the materials instead of multiple copies. Each shareholder will receive voting instructions relative to their individual holdings, regardless of a shared address.

Costs of the Proxy Solicitations

The cost of soliciting proxies will be borne by us. Proxies may be solicited by officers, directors and regular employees of our company or our affiliates, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegram or messenger. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of shares in accordance with the schedule of charges approved by the National Association of Securities Dealers, Inc.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Directors and Nominees

Our Board of Directors is divided into three staggered classes for purposes of election. One class is normally elected at each annual meeting of shareholders to serve for a three-year term. Our current by-laws provide for eleven directors and, under Virginia law, the Board may effectively set the number of directors from eight to fourteen persons. The Board currently consists of eleven members.

At the 2006 annual meeting of shareholders, the terms of three Class II directors are expiring. They are J. Douglas Perry, Thomas A. Saunders, III and Eileen R. Scott. The Board proposes to nominate these three individuals to be elected as Class II directors at the 2006 annual meeting of shareholders. If so elected, these Class II directors will hold office for a three-year term expiring at the annual meeting of shareholders held in 2009.

Also at this year’s annual meeting, the term of one Class I director, Mary Anne Citrino, will expire. The Board appointed Ms. Citrino to her seat on August 2, 2005, to fill a new Board seat. The Board proposes to nominate Ms. Citrino to be elected as a Class I director at the 2006 annual meeting. If elected, Ms. Citrino will serve out the remainder of the Class I term, which lasts until the annual meeting of shareholders in 2008.

All other directors will continue in office following this annual meeting and their terms will expire in 2007 (Class III) and 2008 (Class I).

The nominees have indicated their willingness to serve as directors. If a nominee becomes unable to stand for re-election, the persons named in the proxy will vote for any substitute nominee proposed by the Board of Directors.

Vote Required

A director is elected at the meeting, so long as a quorum is present, if the votes cast favoring the election of that director exceed those cast in opposition.

THE BOARD OF DIRECTORS RECOMMENDS THAT
YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

INFORMATION CONCERNING NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

Nominees

J. Douglas Perry Chairman Emeritus Dollar Tree Stores, Inc.

Mr. Perry, age 58, became Chairman Emeritus of the Board in 2001. He had been Chairman of the Board since 1986 when he founded Dollar Tree with Mr. Brock and Mr. Compton. He also served as CEO from 1986 to 1993. He retired as an employee and officer of the company in 1999. Until 1991, he was an executive officer of K&K Toys, which he, along with Mr. Brock, Mr. Compton and Mr. Perry’s father, built from the company’s original single store to 136 stores.

Class II director	Mr. Perry has served on our Board since 1986.

Thomas A. Saunders, III President, Ivor & Co., LLC

Mr. Saunders, age 69, is the President of Ivor & Co., LLC, a private investment company. He was a founder of Saunders Karp & Megrue Partners, L.L.C., (“SKM”) which controlled the SK Equity Fund, L.P. , once a major investor in Dollar Tree. SKM merged with Apax Partners in 2005. Before founding SKM in 1990, he was a Managing Director of Morgan Stanley & Co. from 1974 to 1989.

Class II director	Mr. Saunders has been a Dollar Tree director since 1993. He also serves on the Board of Hibbett Sporting Goods, Inc.

Eileen R. Scott Private investor; corporate director

Ms. Scott, age 53, was Chief Executive Officer of Pathmark Stores, Inc. from 2002 until August 2005. She was employed by Pathmark Stores, Inc. since 1969. During her years there, she served as Executive Vice President of Store Operations, Executive Vice President of Merchandising and Distribution, Senior Vice President of Non-Foods and Pharmacy, and Vice President of Sales and Advertising.

Class II director	Ms. Scott has been a director of Dollar Tree since 2003.

Mary Anne Citrino Senior Managing Director, Corporate Advisory Services The Blackstone Group

Ms. Citrino, age 47, is a Senior Managing Director in the Corporate Advisory Services group at The Blackstone Group, a global investment and advisory firm. Previously, Ms. Citrino was employed at Morgan Stanley for over 20 years. During her years there, she served as the Global Head of Consumer Products Investment Banking, Co-Head of Health Care Services Investment Banking, and a Mergers and Acquisitions Analyst.

Class I director	Ms. Citrino was appointed as a director of Dollar Tree in 2005.

Continuing Directors

H. Ray Compton Private investor; corporate director

Mr. Compton, age 63, has been a director since 1986 when he founded Dollar Tree with Mr. Perry and Mr. Brock. Mr. Compton was Executive Vice President from 1998 to 2002 and Chief Financial Officer from 1986 to 1998. He retired in 2004. From 1979 until 1991, he was employed in similar roles with K&K Toys. Prior to 1979, he was associated for 15 years with a manufacturing company in various accounting and management positions.

Class III director	Mr. Compton has been a director of Dollar Tree since 1986, and also served on the board of Hibbett Sporting Goods, Inc. until June 2005.

John F. Megrue Co-Chief Executive Officer Apax Partners, Inc.

Mr. Megrue, age 47, has been a director since 1993 and formerly served as our Vice Chairman. From 1992 until 2005, Mr. Megrue was a partner at Saunders Karp & Megrue Partners, L.L.C., (“SKM”) which controlled the SK Equity Fund, L.P. , once a major investor in Dollar Tree. SKM merged with Apax Partners in 2005. Prior to his association with SKM, Mr. Megrue managed investments and financial transactions at Patricof & Co. and at C.M. Diker Associates.

Class III director	Mr. Megrue was first elected to our Board in 1993.

Alan L. Wurtzel Private investor; corporate director

Mr. Wurtzel, age 72, is Chairman Emeritus of Circuit City Stores, Inc., a large consumer electronics retailing chain. From 1986 to 2001, he served as Chairman or Vice Chairman of the Board of Circuit City. Prior to 1986, he served in several other capacities with Circuit City, including Chief Executive Officer from 1973 to 1986.

Class III director	Mr. Wurtzel became a Dollar Tree director in 1995.

Bob Sasser President and Chief Executive Officer Dollar Tree Stores, Inc.

Mr. Sasser, age 54, has been Chief Executive Officer since 2004 and President since 2001. He had been Dollar Tree’s Chief Operating Officer from 1999 to 2001. Previously, from 1997 to 1999, he served as Senior Vice President, Merchandise and Marketing of Roses Stores, Inc. From 1994 to 1996, he was Vice President, General Merchandise Manager for Michaels Stores, Inc. Prior to 1994, he held several positions at Roses Stores, Inc., ranging from Store Manager to Vice President, General Merchandise Manager.

Class III director	Mr. Sasser was elected to our Board in 2004.

Macon F. Brock, Jr. Chairman Dollar Tree Stores, Inc.

Mr. Brock, age 64, has been Chairman of the Board since 2001 and a director since 1986. He was Chief Executive Officer from 1993 to 2003. From 1986, when he founded Dollar Tree with Mr. Perry and Mr. Compton, until 2001, he was President. Until 1991, he was an officer and director of K&K Toys.

Class I director	Mr. Brock has served on our Board since 1986.

Richard G. Lesser Private investor; corporate director

Mr. Lesser, age 71, was Senior Corporate Adviser of the TJX Companies, Inc. from 2002 until his retirement in January 2005. He was Executive Vice President from 1991 to 2001 and Chief Operating Officer from 1994 to 1999. He was President of its Marmaxx Division (TJ Maxx and Marshalls) from 1995 to 2001. From 1981 to 1993, he held various executive positions within The TJX Companies, Inc.

Class I director	Mr. Lesser has been a Dollar Tree director since 1999 and also serves on the boards of The TJX Companies, Inc. and A.C. Moore Arts & Crafts, Inc.

Thomas E. Whiddon Acting Chief Operating Officer Waterworks, Inc.

Mr. Whiddon, age 53, is an Advisory Director of Berkshire Partners, LLC (a private equity firm), and currently serves as acting Chief Operating Officer of Waterworks, Inc., a Berkshire portfolio company. Previously, he was Executive Vice President of Lowe’s Companies, Inc. from 1996 until his retirement in 2003. During this time, he served as Executive Vice President of Logistics and Technology from 2000 to 2003 and Executive Vice President, Chief Financial Officer from 1996 to 2000. Prior to his tenure at Lowe’s, he held senior financial positions at Zale Corporation and Eckerd Corporation.

Class I director	Mr. Whiddon has been a member of our Board since 2003 and also serves as a director of Sonoco Products Company, Inc. and Carter’s Inc.

Executive Officers
(Other than those listed above)

Kent A. Kleeberger Chief Financial Officer Dollar Tree Stores, Inc.

Mr. Kleeberger, age 54, has been Chief Financial Officer since 2004. From 1998 through 2004, following a 10-year career with The Limited, Inc., he served in various capacities at Too, Inc., most recently as Executive Vice President — Chief Financial Officer, and also including in his career Secretary; Treasurer; Chief Operating Officer; Executive Vice President-Chief Financial Officer, Logistics and Systems; and Vice President and Chief Financial Officer. Mr. Kleeberger was a director at Too, Inc., from 1999 to 2004.

Mr. Kleeberger also serves on the board of Shoe Carnival.

Mr. Brock is married to Mr. Perry’s sister. There are no additional family relationships among the Directors and Executive Officers.

HOW NOMINEES TO OUR BOARD ARE SELECTED

Candidates for election to our Board of Directors are nominated by our Nominating Committee and ratified by our full Board of Directors for consideration by the shareholders. The Nominating Committee operates under a charter, which is available on our corporate website at www.DollarTree.com. You will find the charter of the committee and the charters of all of our other Board committees under the heading “Corporate Governance” in the Investor Relations section of the site. A copy of the charter is available to all shareholders upon request, addressed to our Corporate Secretary at our principal executive offices provided elsewhere in this proxy statement. All members of the committee are independent under the standards established by the NASDAQ Stock Market.

Our Nominating Committee will give due consideration to candidates recommended by shareholders. Shareholders may recommend candidates for Nominating Committee consideration by submitting such recommendation using the methods described under “Communicating with our Board Members” on page 13. In making recommendations, shareholders should be mindful of the discussion of minimum qualifications set forth in the following paragraph. Although a recommended individual may meet the minimum qualification standards, it does not imply that the Nominating Committee necessarily will nominate the person so recommended by a shareholder.

Our Nominating Committee believes that the minimum qualifications for serving on our Board are that a nominee have substantial experience in working as an executive officer for, or serving on the board of, a public company, or that he or she demonstrates, by significant accomplishment in another given field of endeavor, an ability to make a meaningful contribution to the oversight and governance of a company having a scope and size similar to our company. A director must have an exemplary reputation and record for honesty in his or her personal dealings and business or professional activity. All directors should possess a basic understanding of financial matters and have an ability to review and understand the company’s financial and other reports and to discuss such matters intelligently and effectively. He or she also needs to exhibit qualities of independence in thought and action. A candidate should be committed first and foremost to the interests of the shareholders of the company. Persons who represent a particular special interest, ideology, narrow perspective or point of view would not, therefore, generally be considered good candidates for election to our Board. In addition to these factors, our Nominating Committee seeks to have a Board that represents diversity as to gender, race and background experiences.

Our Nominating Committee identifies nominees in a number of ways. One method is the recommendation of a current member of the Board, who personally knows and has an understanding of the qualifications of a proposed nominee. A second method is an awareness of persons who are successful in business, whether personally known to a member of the Board or not. We may contact such persons from time to time to ask whether they would be willing to serve. If they are willing, then the Nominating Committee conducts significant amounts of due diligence to ensure that a nominee possesses the qualifications, qualities and skills outlined above. The Nominating Committee also from time to time engages search firms to assist the committee in identifying potential Board nominees, and we pay such firms a fee for conducting such searches. As mentioned above, our Nominating Committee also is open to receiving recommendations from shareholders as to potential candidates it might consider.

Shareholder Nominations for Election of Directors

Shareholders generally can nominate persons to be directors by following the procedures set forth in our bylaws. In short, these procedures require the shareholder to deliver a written notice in a timely manner to our Corporate Secretary at the address of our principal executive offices. To be timely, the notice must be sent either by personal delivery or by United States certified mail, postage prepaid, and received no later than 120 days in advance of the anniversary date of the proxy statement for the previous year’s annual meeting. If no annual meeting was held in the previous year, or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice must be sent not less than 90 days before the date of the applicable annual meeting. The notice must contain the information required by our bylaws about the shareholder proposing the nominee and about the nominee.

Each shareholder’s notice to the Corporate Secretary must include:

•                  the name and address of record of the shareholder who intends to make the nomination;

•                  a representation that the shareholder is a shareholder of record of our company’s capital stock and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

•                  the class and number of shares of our capital stock beneficially owned by the shareholder; and

•                  a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.

For each person nominated, the notice to the Corporate Secretary must also include:

•                  the name, age, business address and, if known, residence address, of the nominee;

•                  his or her principal occupation or employment;

•                  the class and number of shares of our capital stock beneficially owned by such person;

•                  any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended; and

•                  the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Director Compensation

Director compensation is established by the Board of Directors and periodically reviewed. For 2005, each non-employee director — that is, every director other than Macon Brock and Bob Sasser — received an annual retainer of $80,000. In addition, the Audit Committee chair received $8,000 and Audit Committee members received $4,000; the other committee chairs and committee members received $4,000 and $2,000, respectively. The Board of Directors has elected to suspend annual option grants to current non-employee directors.

Under our 2003 Director Deferred Compensation Plan, directors may elect to invest their cash fees in our common stock, options or an interest-bearing cash account. A majority of non-employee directors participated in the Deferred Compensation Plan in 2005. At present, the Board does not intend to recommend to current directors the amount of fees that should be deferred or the amount that should be invested in Dollar Tree stock or options. However, the Board will monitor director equity ownership and ensure that each director holds an amount of Dollar Tree stock or options that the Board believes appropriately aligns his or her interest with shareholders. Such determinations will be made on a case-by-case basis as circumstances warrant.

On January 29, 2005, the company entered into consulting agreements with Messrs. Perry and Compton which provide for annual consulting fees of $30,000 to be paid to each of them and ensure their eligibility in the company’s group health plans. The agreements generally allow for termination by either of the parties upon thirty days’ written notice, except that if an agreement is terminated in connection with a change of control, the company is obligated to pay fees for the remainder of the consultant’s life.

Meetings of the Board of Directors

The Board of Directors has scheduled four regular meetings in 2006 and will hold special meetings when company business requires. During 2005, the Board held five formal meetings and undertook actions outside of a Board meeting by Unanimous Consent on three occasions. Several informational update calls were conducted during the year. Each member of the Board attended at least 75% of all Board meetings and all meetings of committees of which he or she was a member, except Mr. Megrue.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee. The memberships and functions of these committees are set forth below. The Board has no standing Executive Committee.

Audit Committee

The Audit Committee has three members:  Thomas Saunders (Chairman), Thomas Whiddon and Alan Wurtzel. The functions of this committee include:

•                  reviewing management’s assessment of the company’s internal control over the financial reporting process;

•                  reviewing results of internal testing related to Sarbanes-Oxley;

•                  reviewing the quarterly and annual financial statements of the company;

•                  reviewing the audit efforts of the company’s independent auditors and internal audit department;

•                  reviewing all related party transactions; and

•                  selecting the independent auditors and any independent counsel or other advisers it deems necessary.

The Audit Committee operates under a charter, which is available on our corporate website at www.DollarTree.com. You will find the charter of the committee and the charters of all of our other Board committees under the heading “Corporate Governance” in the Investor Relations section of the site.

The Audit Committee met in conjunction with a Board meeting four times in 2005. Members of the Audit Committee also conducted scheduled telephonic reviews of financial results on at least a quarterly basis. In addition, the chairman of the committee conducted periodic updates with the independent auditors and/or financial management.

Our Board has reviewed the composition of the Audit Committee and determined that the independence and financial literacy of its members meet the listing standards of the NASDAQ Stock Market and regulations of the Securities and Exchange Commission. In addition, our Board has determined that the chairman of our Audit Committee, Thomas Saunders, by virtue of his extensive career in business, including the securities industry, and experience in the areas of investment banking, finance and business generally, qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002. In addition, the Board has determined that Thomas Whiddon, who also sits on our Audit Committee, by virtue of his career serving as Chief Financial Officer to several public companies as well as other experience, also qualifies as an “audit committee financial expert.”

Report of the Audit Committee

The Audit Committee’s main purpose (in accordance with its written charter adopted by the Board of Directors) is to assist the Board of Directors in fulfilling its oversight responsibilities regarding the quality and integrity of the accounting, auditing and financial reporting practices of the company.

In connection with these responsibilities, the Audit Committee:

•                  met with management and the head of the company’s internal audit department to discuss the company’s risk management, control, and governance processes;

•                  discussed with external counsel the company’s compliance with NASDAQ listing requirements and other securities regulations;

•                  met with management and KPMG LLP, the company’s independent registered public accounting firm, to review and discuss the quarterly and annual financial statements of the company for the fiscal year ended January 28, 2006;

•                  discussed with KPMG the matters required by Codification of Statements on Auditing Standards No. 90 (Communication with Audit Committees);

•                  discussed with KPMG the quality, not just the acceptability, of the company’s accounting principles;

•                  received from KPMG written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees);

•                  reviewed and approved KPMG’s fees for audit, audit-related and tax services; and

•                  discussed with KPMG any relationships that may impact their objectivity and independence.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 28, 2006 be included in the company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE

Thomas A. Saunders, III	Thomas E. Whiddon	Alan L. Wurtzel

Compensation Committee

The Compensation Committee has three members: Eileen Scott (Chairman), Richard Lesser, and John Megrue. John Megrue served as the Compensation Committee chairman through the 2005 annual meeting. The functions of this committee include:

•                  meeting as necessary to oversee the company’s compensation and benefit practices;

•                  recommending to the full Board the compensation arrangements for the company’s senior officers;

•                  administering the company’s executive compensation plans and Employee Stock Purchase Plan; and

•                  administering and considering awards under the company’s stock- and equity-based compensation plans.

The Compensation Committee operates under a charter, which is available on our corporate website at www.DollarTree.com. You will find the charter of the committee and the charters of all of our other Board committees under the heading “Corporate Governance” in the Investor Relations section of the site.

The Compensation Committee met two times in 2005 and undertook actions by Unanimous Consent on two occasions.

Compensation Committee Interlocks and Insider Participation

No executive officer of the company currently serves or has served on the Compensation Committee.

As described in further detail under “Certain Relationships and Related Transactions” on page 16, in 2003, the SKM Equity Fund III, L. P., and SKM Investment Fund acquired a majority interest in a retail company in which Dollar Tree also invested. Mr. Megrue, a member of the Compensation Committee and a principal member of the general partner of the above-named funds, recuses himself from committee actions concerning equity awards to company officers, as required under Section 16 of the Securities Exchange Act of 1934.

Report of the Compensation Committee

Compensation Policy

Our policy is to offer a competitive total compensation package to attract and retain key personnel. We encourage broad-based employee ownership of Dollar Tree stock through the Employee Stock Purchase Plan. We also grant stock options to employees, principally at the vice president level and above, and award restricted stock units at many levels within the company, which we believe aligns the financial interests of our employees with those of our shareholders.

The compensation of our executive officers typically consists of:

•                  a competitive base salary;

•                  annual incentive compensation in the form of a cash bonus based on the achievement of individual goals and the company goal, currently expressed as an annual earnings per share target;

•                  long-term incentive compensation in the form of stock options, restricted stock and/or restricted stock units; and

•                  employee benefits, including company-paid life insurance, participation in the 401(k)/Profit Sharing Plan and Non-Qualified Deferred Compensation Plan and eligibility in the Employee Stock Purchase Plan.

The Compensation Committee annually reviews and approves individual executive officers’ base salaries. In determining salary levels, the committee takes into account the company’s operating performance, and the skills, experience and responsibilities of the executives, as well as the salary practices of comparable retail companies.

The Compensation Committee also reviews and approves the annual cash incentive compensation of the company’s executive officers. These incentive bonuses are currently tied to the attainment of both the company’s annual earnings per share target and clearly defined individual goals. The bonuses are expressed as a percentage of base salary. The committee believes they are competitive when compared to the retail industry.

The Compensation Committee reviews the Company’s long-term incentive practices and approves any equity awards. Stock options and other equity grants to officers and non-officers are typically awarded on an annual basis. For stock options, the exercise price is the fair market value per share of Common Stock on the grant date. The fair market value is the last per share sale price of the common stock reported on the NASDAQ Stock Market on the grant date. Options granted typically vest over three years and may not be exercised during the first year of the grant. When determining the number of options to grant, the Compensation Committee takes into account the base salary, level of responsibility and individual performance of the executive, and stock compensation practices of comparable retail companies.

In 2005, after careful consideration of competitive and economic factors, the committee determined that a balanced mix of stock options and awards of restricted stock units for executive officers would appropriately support its incentive goals. In addition, the Compensation Committee agreed that performance-based incentives provide another opportunity to align the financial interests of certain key executives with those of our shareholders. In late 2005, in order to improve performance incentives, enhance retention and eliminate a non-cash compensation expense, the Compensation Committee also approved the acceleration of vesting for all outstanding stock options for both officers and non-officers.

Compensation of the Chief Executive Officer

The Compensation Committee reviews and approves the compensation of Dollar Tree’s Chief Executive Officer. Bob Sasser was elected to the position of President and Chief Executive Officer at the beginning of 2004. Mr. Sasser’s base salary was $700,000 in 2005. At the beginning of the fiscal year, the committee established certain operational and managerial goals for Mr. Sasser for the fiscal year ending January 28, 2006. In recognition of his achievement of these goals and the company’s performance in 2005, relative to established quantitative and qualitative targets, Mr. Sasser earned a bonus of $171,920 under the 2004 Executive Officer Cash Bonus Plan, which was paid in early 2006. In fiscal 2005, the committee granted him the option to purchase 30,000 shares of common stock and awarded 7,500 restricted stock units, both under the 2004 Executive Officer Equity Plan. In making these awards, the committee took into account the same considerations as discussed above under “Compensation Policy.” In addition, in March 2005, the committee granted 30,000 restricted stock units to Mr. Sasser, the vesting of which are subject to his remaining with the Company over a specified period of time and the Company achieving a target level of earnings per share in fiscal 2005. The Company’s performance target was met and a portion of those units vested in early 2006.

Macon F. Brock serves as Chairman of the Board and is a key employee whose responsibilities include long-term and strategic planning. For fiscal 2005, Mr. Brock’s base salary was $400,000. At the beginning of the fiscal year, the Compensation Committee established certain operational and managerial goals for Mr. Brock. In recognition of his achievement of these goals and the company’s performance in 2005, Mr. Brock earned a bonus of $102,760 under the 2004 Executive Officer Cash Bonus Plan, which was paid in early 2006. In fiscal 2005, the committee granted him the option to purchase 20,000 shares of common stock and awarded 5,000 restricted stock units, both under the 2004 Executive Officer Equity Plan.

For fiscal 2006, the Compensation Committee determined that it would not increase salaries for the above-named officers, and certain other executives. Instead, each of the Company’s executive officers, excluding Mr. Brock, were granted restricted stock units, the vesting of which are subject to the executives remaining with the Company over a specified period of time and the Company achieving a target level of earnings per share in fiscal 2006.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of non-performance-based compensation in excess of $1 million paid to executive officers, unless certain requirements are met. In general, the Compensation Committee strives to manage our executive compensation program to preserve federal income tax deductions. However, our policies do not restrict the committee from exercising discretion in approving compensation packages even though that flexibility may result in certain non-deductible compensation expenses. The 2004 Executive Officer Equity Plan and the 2004 Executive Officer Cash Bonus Plan contain provisions allowing performance-based awards that are exempt from the Section 162(m) limitation on deductibility.

SUBMITTED BY THE COMPENSATION COMMITTEE

Eileen R. Scott	Richard G. Lesser	John F. Megrue

Nominating Committee

The Nominating Committee has three members:  Thomas Saunders (Chairman), Richard Lesser and Alan Wurtzel. The purpose of this committee is to advise the Board of Directors on the composition, organization and effectiveness of the Board and its committees. The committee’s primary duties and responsibilities are to:

•                  nominate candidates to be placed on the ballot for shareholders to consider at the annual meeting;

•                  recommend nominees to be appointed by the Board to fill interim director vacancies; and

•                  recommend directors to be selected for membership on the various board committees.

The committee will also advise the Board on its composition, committees, structure, practices and self-evaluation.

The Nominating Committee met formally on one occasion and undertook action by Unanimous Consent on one occasion in 2005. During 2005, the committee, in conjunction with an executive search firm, conducted interviews for additional Board members, which resulted in the nomination of Mary Anne Citrino to the Board. The committee continues to review potential candidates for Board seats in order to further enhance the Board’s effectiveness. For further information on the committee, its composition and procedures, please see the discussion beginning on page 6.

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE

Dollar Tree is committed to principles of good corporate governance and the independence of a majority of our Board of Directors from the management of our company. All members of our Audit Committee, our Compensation Committee and our Nominating Committee have been determined by our Board to be independent directors within the applicable listing standards of the NASDAQ Stock Market. Our Board has reviewed the various relationships between members of our Board and the company and has affirmatively determined that none of our directors or nominees has material relationships with Dollar Tree, other than Messrs. Brock, Compton, Perry and Sasser who are or were members of management or are paid consultants. See “Information about the Board of Directors” on page 8 and “Certain Relationships and Related Transactions” on page 16 for a discussion of relationships between the company and various directors.

If the slate of directors proposed to be elected at the 2006 annual meeting of shareholders is elected, all committees of our Board will continue to be comprised solely of independent directors. The basis for such determination by our Board is either that the independent director has no business relationship other than his or her service on our Board, or that while an independent director may have some involvement with a company or firm with which our company does business, our Board has determined that such involvement is not material and does not violate any part of the definition of “independent director” under NASDAQ listing standards. None of our current or former executives, including Messrs. Brock, Compton, Perry or Sasser, sits on any of our committees.

At each regular meeting of our Board of Directors, a private session, without management present, is conducted by the non-management members of our Board.

Code of Ethics

Our Board has adopted a code of ethics for all our employees, officers and directors, including our Chief Executive Officer and senior financial officers. A copy of this code may be viewed at our corporate website, www.DollarTree.com, in the Investor Relations section of the site, under the heading “Corporate Governance.”  In addition, a printed copy of our code of ethics will be provided to any shareholder upon request submitted to the Corporate Secretary at the address listed elsewhere in this proxy statement.

Charters of our Board Committees

The charters of our Board committees are available on our corporate website, www.DollarTree.com, in the Investor Relations section of the site, under the heading “Corporate Governance.” In addition, printed copies of any of our Board committee charters will be provided to any shareholder upon request submitted to the Corporate Secretary at the company’s address listed elsewhere in this proxy statement.

COMMUNICATING WITH OUR BOARD MEMBERS

Our shareholders may communicate directly with our Board of Directors. You may contact any member of our Board, any Board committee or any chair of any such committee by mail. To do so, correspondence may be addressed to any individual director, the non-management directors as a group, any Board committee or any committee chair by either name or title. All such mailings are to be sent in care of “Corporate Secretary” at our corporate headquarters address, which is 500 Volvo Parkway, Chesapeake, VA 23320. To communicate with our directors electronically, emails may be sent to CorpSecy@DollarTree.com.

Mail received as set forth in the preceding paragraph may be examined by management and/or our general counsel for the purpose of determining whether the contents actually represent messages from shareholders to our directors. We will also examine the mailing from the standpoint of security. Any contents from a shareholder that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of the non-management directors as a group (such as a committee of our Board), we will make the contents available to each director who is a member of the group to which the envelope is addressed. Shareholder nominations for director should be submitted in the manner described on page 7.

In addition, any person who desires to communicate financial reporting or accounting matters specifically to our Audit Committee may contact the Audit Committee by addressing a letter to the chairman of the Audit Committee at our corporate headquarters address, noted above, or electronically to AuditChair@DollarTree.com. Communications to our Audit Committee may be submitted anonymously, if sent by mail, addressed to the Audit Committee Chair, in which event the envelope will not be opened for any purpose, other than appropriate security inspections. Otherwise, such mailing will be forwarded directly to the chairman of our Audit Committee for his review and follow-up action as he deems appropriate.

It is our Board’s policy that each of our directors shall attend the annual meeting of our shareholders. All of our directors were in attendance at the 2005 annual meeting of our shareholders.

Shareholder Proposals for the 2007 Annual Meeting

Shareholder proposals for the annual meeting of shareholders to be held in 2007 will not be included in our proxy statement for that meeting unless received by us at our principal executive offices in Chesapeake, Virginia, on or prior to close of business on January 11, 2007. Such proposals must also meet the other requirements of Rule 14a-8 of the Securities and Exchange Commission relating to shareholder proposals. See page 7 for additional requirements for the submission of shareholder nominations to the Board. Notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 will be considered untimely after January 11, 2007. If notice of such a shareholder proposal is received by the Corporation after such date, then the proxies we solicit for next year’s annual meeting may confer discretionary authority to vote on any shareholder proposals that were not submitted in a timely manner, without including a description of such proposals in the proxy statement for that meeting.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Tables

The following table sets forth the compensation earned by our executive officers for the years ended January 28, 2006, January 29, 2005, and January 31, 2004:

Summary Compensation Table

					Long-Term
					Compensation
					Awards
		Annual Compensation			Restricted	Securities
Name and	Fiscal			Other	Stock Unit	Underlying	All Other
Principal Position	Year	Salary (1)	Bonus	Annual (2)	Awards (3)	Options (4)	Compensation (5)
Macon F. Brock, Jr. (6)	2005	$400,000	$102,760	$—	$124,750	20,000	$4,329
Chairman of the Board	2004	400,008	128,219	—	—	40,000	8,105
	2003	693,750	322,697	50,350	—	60,000	12,532

Bob Sasser (6)	2005	$689,584	$171,920	—	$938,025	30,000	$12,729
President and	2004	649,992	201,043	—	—	60,000	16,305
Chief Executive Officer	2003	461,250	217,501	—	—	50,000	20,532

Kent A. Kleeberger (7)	2005	$411,875	$74,789	—	$328,269	12,500	$78,771
Chief Financial Officer	2004	186,410	52,000	—	—	40,000	—
	2003	—	—	—	—	—	—

(1)          Represents salary paid in the year indicated. Base salary may differ due to timing of any salary increase.

(2)          For 2003, this column includes $50,350 for personal benefits Mr. Brock received. This amount includes $15,432 of tax preparation services that the Company paid on his behalf and a retirement gift of $34,918. With the consent of the Board of Directors, Mr. Brock and Mr. Sasser also use Dollar Tree’s leased corporate jet for non-business purposes. They each reimburse us for all variable costs but none of the fixed costs relating to their plane usage. Because they reimburse a significant portion of the costs, exceeding the minimum amounts required by the IRS to avoid imputed income, no amounts relating to the plane are included in the table above. The value of perquisites or other personal benefits have been excluded because they do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named individuals.

(3)          Restricted stock units (RSU’s) were awarded pursuant to the company’s 2004 Executive Officer Equity Incentive Plan. Messrs. Brock, Sasser and Kleeberger were awarded 5,000, 7,500 and 3,125 RSU’s, respectively, on June 2, 2005. Amount shown reflects the value of these RSU awards based on the closing price on the award date. The RSU’s vest in equal installments over a three-year period. In 2005, Messrs. Sasser and Kleeberger were also awarded 30,000 and 10,000 performance-based RSU’s, respectively, the vesting of which was dependent on the Company meeting certain performance targets in fiscal year 2005. These performance targets were met and the value of the RSU’s, included in the table above, is based on the closing price on January 27, 2006, the last trading day of fiscal 2005.

(4)          Stock options were granted pursuant to the company’s 2003 Equity Incentive and 2004 Executive Officer Equity Incentive Plans. By Board action, all outstanding options were fully vested effective December 15, 2005.

(5)          For 2005, this column represents the Company’s discretionary and matching contributions allocated to the owners’ 401(k) and Profit Sharing Plan accounts. For 2005, this column also includes $68,338 for relocation expenses and related taxes for Mr. Kleeberger.

(6)          Mr. Brock also served as our Chief Executive Officer until January 1, 2004, when Mr. Sasser was promoted to the position.

(7)          Mr. Kleeberger joined the company in July 2004.

Options Granted in 2005

The following table provides information as to options granted to Messrs. Brock, Sasser, and Kleeberger during 2005:

	Individual Grants				Grant Date Value
	Number of	Percent of
	Securities	Total Options
	Underlying	Granted to	Per Share		Grant Date
	Options	Employees in	Exercise	Expiration	Present
Name	Granted (1)	Fiscal Year	Price	Date	Value (2)
Macon F. Brock, Jr.	20,000	6.2%	$24.95	6/2/2015	$226,940
Bob Sasser	30,000	9.4%	$24.95	6/2/2015	340,410
Kent A. Kleeberger	12,500	3.9%	$24.95	6/2/2015	141,838

(1)          Options to acquire shares of Dollar Tree common stock are granted under the company’s 2004 Executive Officer Equity Incentive Plan. The exercise price equals the closing price of Dollar Tree stock on the date of grant. Options granted in 2005 are exercisable in three approximately equal annual installments beginning one year after grant. They expire ten years after grant.

(2)          The fair value of these options at the date of grant was estimated using a Black-Scholes option-pricing model. The following weighted-average assumptions were used to estimate the value of options: a 4.6 year expected life of the options; expected volatility for Dollar Tree common stock of 49.4%; and a risk-free rate of return of 3.6%. The company does not pay dividends.

Option Exercises in 2005 and Year End Option Values

The following table provides information regarding options exercised by Messrs. Brock, Sasser and Kleeberger during the fiscal year ended January 28, 2006, and the number and value of options held by each of them at the end of the year:

Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

	Shares		Number of Securities		Value of Unexercised
	Acquired		Underlying Unexercised		In-the-Money
	on	Value	Options at Year End		Options at Year End (3)
Name	Exercise	Realized (1)	Exercisable	Unexercisable (2)	Exercisable	Unexercisable
Macon F. Brock, Jr.	—	—	300,000	0	$893,302	$0
Bob Sasser	—	—	251,000	0	625,406	0
Kent A. Kleeberger	—	—	52,500	0	1,000	0

(1)          The value realized equals the difference between the option exercise price and the closing price of Dollar Tree common stock at the time of exercise, multiplied by the number of shares to which the exercise relates.

(2)          By Board action, all outstanding options were fully vested effective December 15, 2005.

(3)          The value of unexercised “in-the-money” options equals any positive difference between the option exercise price and the closing price of Dollar Tree common stock at January 28, 2006, multiplied by the number of shares underlying the options. The closing price of Dollar Tree common stock on the last trading day before January 28, 2006, as reported by NASDAQ, was $25.03.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Leases

We currently lease three stores from lessors who are affiliated with officers or directors of our company. We lease a store from Hampton Roads Enterprises, Inc., controlled by Mr. Perry. In addition, we rent two stores from DMK Associates, a partnership controlled by Mr. Perry and Mr. Brock. Rental payments on the three stores totaled approximately $220,000 in 2005. The lease with Hampton Roads Enterprises expires in August 2010, with one five-year renewal option. One of the two store leases with DMK Associates expires in November 2007, with one four-year renewal option. The other store lease expires in March 2010, with a seven-year renewal option.

While we believe that the terms of these leases are reasonable, their respective terms were not negotiated on an arms-length basis and accordingly the terms of the leases may not be as favorable to us as those that we could have obtained from an independent third party.

Investment

On August 7, 2003, we paid $4 million to acquire a 10.5% fully-diluted interest in Ollie’s Holdings, Inc., a multi-price point discount retailer located in the mid-Atlantic region. In addition, the SKM Equity Fund III, L.P. and SKM Investment Fund, acquired a combined fully diluted interest in Ollie’s of 53.1%. Two of our directors, Thomas Saunders and John Megrue, are or were members of SKM Partners, L.L.C., which serves as the general partner of SKM Equity, and John Megrue is a member of Apax Partners, L.P., which serves as the general partner of SKM Investment. In conjunction with the acquisition of our interest in Ollie’s, we also entered into a call option agreement. The option agreement provides us with the right to purchase all of SKM Equity’s and SKM Investment’s equity in Ollie’s for a fixed price as set forth in the agreement, subject to possible adjustments dependent on the occurrence of certain future events. We have no obligation to exercise the option or make any additional investment in Ollie’s.

Other Transactions

The son of Bob Sasser, our CEO, is an account executive with an office supply company which provides us with certain items for all of our locations, including the Store Support Center, Distribution Centers and stores. During fiscal year 2005, the supply company received approximately $657,000 in payment for goods provided.

The son of Macon Brock, our Chairman, is a product development consultant. In 2005, he provided services for one of the Company’s vendors. In the aggregate, our purchases from this vendor, of which products developed by Mr. Brock’s son are a portion, represent less than 1% of our total merchandise purchases for the fiscal year.

Each of the above vendor relationships arose in the ordinary course of our business, with terms comparable to those with other vendors.

Employment Agreements

There are currently no employment or non-competition agreements in force between the company and Messrs. Brock, Sasser or Kleeberger.

Director Use of Corporate Assets

Messrs. Brock and Sasser used Dollar Tree’s fractionally-leased corporate jet for non-business purposes as described in footnote (2) to the Summary Compensation Table on page 14.

EQUITY COMPENSATION PLAN INFORMATION

Options to purchase Dollar Tree common shares have been granted to employees, consultants and non-employee directors under our stock option plans. The following table summarizes the number of stock options issued, the weighted-average exercise price and the number of securities remaining to be issued under our existing equity compensation plans, including the Amended and Restated Stock Option Plan, the Stock Incentive Plan, the 1998 Special Stock Option Plan, the 2003 Equity Incentive Plan, the 2003 Non-Employee Director Stock Option Plan, and the 2004 Executive Officer Equity Plan, as of January 28, 2006.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,747,757	24.60	7,706,017
Equity compensation plans not approved by security holders (1)	243,000	27.38	—
Total	5,990,757	24.71	7,706,017

(1)          The only equity compensation plan not previously submitted to shareholders for approval is the 1998 Special Stock Option Plan. We adopted this plan in 1998 to grant options to purchase shares to five former officers of 98 Cent Clearance Center who were serving as employees or consultants of Dollar Tree following the merger. The options were granted as consideration for entering into non-competition agreements and a consulting agreement. The exercise price of each option equals the market price of our stock at the date of grant and each option’s maximum term is ten years. Options granted under this plan are fully vested as of fiscal year ended January 28, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and persons who own more than 10% of our stock to file reports of ownership and changes in ownership of our stock with the Securities and Exchange Commission and NASDAQ, and to provide us with copies of these reports.

SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based solely on our review of the reports and written representations furnished to us, we believe that all of these reporting persons complied with their filing requirements for 2005, with the exception of a Form 5 reportable transaction made by a party related to Macon Brock that was reported late.

OWNERSHIP OF COMMON STOCK

The table below shows the number of shares of our common stock beneficially owned on April 21, 2006 by:

•                  each of the Directors and nominees for director;

•                  each of the Executive Officers;

•                  all Directors and Executive Officers as a group; and

•                  each other person who has reported beneficial ownership of more than five percent of the outstanding common stock.

The address of each Director and Executive Officer of Dollar Tree is c/o Dollar Tree Stores, Inc., 500 Volvo Parkway, Chesapeake, Virginia 23320. Percentage computations are based on 105,570,072 shares of our stock outstanding as of April 21, 2006.

	Beneficial Ownership (1)
Directors and Executive Officers	Shares		Percent
Macon F. Brock, Jr.	2,195,677	(2)	2.1%
Mary Anne Citrino	0	(3)	*
H. Ray Compton	159,259	(4)	*
Richard G. Lesser	74,719	(5)	*
John F. Megrue	58,000	(6)	*
J. Douglas Perry	1,166,460	(7)	1.1%
Bob Sasser	315,075	(8)	*
Thomas A. Saunders, III	1,100,154	(9)	1.0%
Eileen R. Scott	18,000	(10)	*
Thomas E. Whiddon	16,000	(11)	*
Alan L. Wurtzel	84,185	(12)	*
Kent A. Kleeberger	77,629	(13)	*
All current Directors and Executive
Officers (12 persons)	5,265,158		4.9%

Other 5% Shareholders
FMR Corp.	16,112,989	(14)	15.3%
82 Devonshire Street
Boston, MA 02109
Capital Guardian Trust Company	9,661,590	(15)	9.2%
11100 Santa Monica Boulevard
Los Angeles, CA 90025
Lazard Asset Management, LLC.	6,184,429	(16)	5.9%
30 Rockefeller Plaza
New York, NY 10112

*                    less than 1%

(1)             As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have “beneficial ownership” of any security that such person has a right to acquire within 60 days after such date. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.

(2)             Includes 300,000 shares owned by trusts for the benefit of certain Brock family members, of which Mr. Brock is a trustee, 30,000 shares owned by a private foundation over which Mr. Brock and his wife, Joan P. Brock, exercise shared control, and 330,000 shares issuable upon exercise of stock options or vesting of restricted stock units, but excludes 698,721 shares owned by Mr. Brock’s wife.

(3)             Excludes 3,305 deferred shares acquired through a deferred compensation plan.

(4)             Includes 113,259 shares owned by a trust for the benefit of certain Compton family members, over which Mr. Compton may indirectly exercise investment or voting power and 6,000 shares issuable upon exercise of stock options.

(5)             Represents 74,719 shares issuable upon exercise of stock options, but excludes 3,044 deferred shares acquired through a deferred compensation plan.

(6)             Includes 18,000 shares issuable upon exercise of stock options, but excludes 1,873 deferred shares acquired through a deferred compensation plan.

(7)             Includes 611,246 shares owned by trusts for the benefit of certain Perry family members, of which Mr. Perry is a trustee, 100,000 shares owned by a private foundation over which Mr. Perry and his wife, Patricia W. Perry, exercise shared control, and 56,250 shares issuable upon exercise of stock options, but excludes 105,000 shares owned by a trust of which Mrs. Perry is a trustee and 557 deferred shares acquired through a deferred compensation plan.

(8)             Includes 296,000 shares issuable upon exercise of stock options or vesting of restricted stock units.

(9)             Includes 21,252 shares owned by irrevocable trusts for the benefit of certain Saunders family members, of which Mr. Saunders is a trustee, and 34,873 shares issuable upon exercise of stock options.

(10)       Represents 18,000 shares issuable upon exercise of stock options, but excludes 2,445 deferred shares acquired through a deferred compensation plan.

(11)       Includes 12,000 shares issuable upon exercise of stock options.

(12)       Includes 6,935 shares held in a revocable trust of which Mr. Wurtzel is a trustee and 77,250 shares issuable upon exercise of stock options, but excludes 838 deferred shares acquired through a deferred compensation plan.

(13)       Includes 70,000 shares issuable upon exercise of stock options or the vesting of restricted stock units.

(14)       Includes shares held or controlled by FMR Corp. and its affiliates including Fidelity Management & Research Company, Fidelity Management Trust Company, Edward C. Johnson 3rd and Abigail P. Johnson. Based on Schedule 13G/A filed by FMR Corp. for the period ended December 2005.

(15)       Includes shares held or controlled by Capital Guardian Trust Company (“CGTC”) and its affiliates, including Capital Group International, Inc. Based on Schedule 13G/A filed by CGTC for the period ended December 2005.

(16)       Includes shares held or controlled by Lazard Asset Management LLC (“Lazard”). Based on Schedule 13G filed by Lazard for the period ended December 2005.

COMPARISON OF SHAREHOLDER RETURNS

The following graph shows a comparison of the cumulative total shareholder returns on our common stock against a cumulative total return of the S&P 500 Retailing Index and the NASDAQ U.S. Index for the past five years. The comparison assumes $100 was invested in our common stock and in each of the indexes on December 31, 1999. Through December 31, 2002, Dollar Tree Stores, Inc. operated on a calendar year basis. In 2003, the Company adopted a fiscal year calendar, with years ending on the Saturday closest to January 31.

Data Points:

	12/31/00	12/31/01	12/31/02	01/31/04	01/29/05	01/28/06
Dollar Tree	100	126.16	100.29	130.24	109.14	102.16
S&P 500 Retailing Index	100	126.38	92.80	132.68	152.38	167.46
NASDAQ U.S. Index	100	79.53	56.34	86.45	86.50	97.48

OTHER MATTERS

Our Principal Accountants

KPMG LLP has audited our consolidated financial statements since 1986 and will likely continue in that capacity during 2006. A representative of KPMG will be present at the 2006 Annual Meeting of Shareholders. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The table below shows the aggregate fees billed by our principal accountants for professional services rendered in connection with the audit of our annual financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended January 28, 2006 and January 29, 2005; the audit of our management’s assessment of our internal control over financial reporting as of January 28, 2006; and the review of our unaudited quarterly financial statements set forth in our Quarterly Reports on Form 10-Q for each of our fiscal quarters during 2005 and 2004, as well as fees paid to our principal accountants for audit-related work, tax compliance, tax planning and other consulting services:

	Fiscal 2005	Fiscal 2004
Audit fees	$1,314,000	$1,271,000
Audit-related fees (a)	$8,000	$190,000
Tax fees (b)	$28,000	$548,000
All other fees	$0	$0
Total fees	$1,350,000	$2,009,000

(a)             Audit-related fees consist of fees for services related to the audit of financial statements of our employee benefit plan and, for 2004, also include fees for services related to providing feedback on internal control documentation.

(b)            Tax fees consist of fees for tax consultation and tax compliance services.

We did not engage our principal accountants to provide any professional services in connection with operating our information systems or designing or implementing hardware or software that aggregates source data underlying the financial statements or generates information that is significant to the company’s financial statements taken as a whole.

All audit work performed by KPMG is approved in advance by our Audit Committee, including the amount of fees due and payable to them for such work. In addition, our Audit Committee also approves all non-audit related work performed by KPMG in advance of the commencement of such work. Our Audit Committee has delegated to the chairman of the committee the right to approve such non-audit related assignments between meetings of the committee, and the chairman then reports on all such approvals at the next meeting of the committee, which considers ratification of such approvals by the committee chairman. In 2005, all services provided by KPMG were approved by our Audit Committee in advance of the performance of work by KPMG.

The Audit Committee of our Board has determined that the non-audit services rendered by our independent accountants during our most recent fiscal year are compatible with maintaining their independence.

Copies of Form 10-K Available

We will provide a copy of our Annual Report on Form 10-K for our fiscal year ended January 28, 2006, as filed with the Securities and Exchange Commission, which includes our consolidated financial statements and notes to our financial statements, to any shareholder upon written request. The exhibits to the Form 10-K will be furnished upon request and payment of the cost of reproduction. Requests should be sent to the Corporate Secretary, at our corporate offices, 500 Volvo Parkway, Chesapeake, Virginia 23320. Our SEC filings, including exhibits, are also available online at our company website, www.DollarTree.com, under the heading “Investor Relations.”

By order of the Board of Directors,

James A. Gorry, III
Corporate Secretary

Chesapeake, Virginia

May 8, 2006

DOLLAR TREE STORES, INC.	2006

THIS IS YOUR PROXY
YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

DOLLAR TREE STORES, INC.

500 Volvo Parkway

Chesapeake, Virginia 23320

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

For Annual Meeting, June 14, 2006

The undersigned hereby appoints Macon F. Brock, Jr. and James A. Gorry, III, jointly and severally, each with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders of DOLLAR TREE STORES, INC. to be held at 300 Dollar Tree Lane, Joliet, Illinois, on Wednesday, June 14, 2006 at 10:00 a.m. local time, and at any adjournment thereof, on any matters coming before the Meeting.

Please specify your choice by marking the appropriate box for each matter on the reverse side. Any boxes not marked will be voted in accordance with the recommendations of the Board of Directors. The Proxies cannot vote your shares unless you sign and return this card.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Meeting. If no direction is made, this proxy will be voted FOR the election of the directors listed in Proposal 1.

1.	Election of Directors.
Nominees:	Class II — J. Douglas Perry, Thomas A. Saunders, III and Eileen R. Scott
Class I — Mary Anne Citrino

☐ FOR	☐ WITHHELD	☐ FOR, except withheld from the following nominees:

CHANGE OF ADDRESS:
NAME OF SHAREHOLDER
STREET ADDRESS
CITY, STATE AND ZIP CODE

Signature(s):	Date:

Signature(s):	Date:

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.